RCI Reports Preliminary 2Q19 Financial Results

HOUSTON – July 25, 2019 – RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported preliminary unaudited financial results for the second quarter of Fiscal 2019 ended March 31, 2019. The preliminary financial information presented in this news release has not been reviewed by an independent registered public accounting firm. See “Financial Information Is Preliminary and Subject to Change” below.

2Q19 vs. 2Q18

●	Diluted EPS of $0.70 compared to $0.48
●	Diluted Non-GAAP* EPS of $0.63 compared to $0.65
●	2Q19 GAAP included net pre-tax gains of $1.0 million on the sale of one parcel of excess Bombshells land and a former club parking lot vs. net pre-tax charges of $2.3 million in 2Q18
●	Total revenues of $44.8 million compared to $41.2 million on 47 and 43 units, respectively
●	Repurchased 70,700 shares in 2Q19 for $1.6 million ($22.71 average per share)
●	Free cash flow (FCF) of $8.8 million based on net cash provided by operating activities of $9.5 million, less maintenance capital expenditures of $0.7 million
●	Lifetime retained earnings exceeded $100 million for the first time

CEO Comment (All comparisons to year ago periods unless otherwise noted)

“We generated strong top and bottom line results and achieved many strategic and financial objectives during the second quarter, enabling us to exceed $100 million in lifetime retained earnings,” said Eric Langan, President and CEO.

“Total revenues for 2Q19 grew 8.7% primarily due to our Nightclubs and Bombshells segments. Operating income expanded 35.7% due to revenue growth and margin expansion in Nightclubs, and gains on the sale of excess real estate. EPS totaled $0.70 GAAP and $0.63 non-GAAP. Nightclubs benefitted from our improved club lineup. Bombshells revenues benefitted from the strong performance of new locations. Segment operating income and margin continued to demonstrate sequential quarterly improvement.”

“We achieved initial progress with part of our Bombshells development strategy through the sale of our first excess parcel for a gain of more than 80%. With our other asset sale, we continued the liquidation of non-income producing properties. During 3Q19, we also sold or leased four more non-income producing-properties, including the sale of another parcel of excess Bombshells property, adjacent to the new I-10 location, for a hotel development. We hope to conclude the sale or lease of remaining non-income-producing properties by year-end FY19 or early FY20.”

“During 2Q19, long-term debt was reduced by $3.3 million. By April 30th, we paid off the $5.0 million unsecured bank term loan used to help finance the Chicago and Pittsburgh club acquisitions. 2Q19 FCF was $8.8 million, up 66.3%. For the first six months of FY19, FCF totaled $20.0 million, up 54.9%.”

1

2Q19 REVIEW (All comparisons to year ago periods unless otherwise noted)

●	Total Revenues: Total revenues of $44.8 million grew $3.6 million with increases of $1.1 million (+6.4%) in alcoholic beverages, $1.0 million (+18.7%) in food, $846K (+5.2%) in service, and $625K (+27.2%) in other. Revenues increased with the addition of the Chicago and Pittsburgh clubs, club same-store sales growth (ex-Minneapolis), and three new Houston area Bombshells (Pearland and I-10 for the entire quarter and 249 in Tomball for a few days). This more than offset strong year-ago revenues from our three large Minneapolis clubs due to high traffic from the 2018 pro football championship in that city and the negative effects on revenue during 2Q19 caused by the unusually cold weather in late January-early February 2019 in many locations across the country.

●	Operating Income: Operating income of $11.2 million (24.9% of revenues) increased $2.9 million from $8.2 million (20.0%). Excluding other gains and charges, expenses increased 12.9% or $4.0 million to $34.6 million (77.3%) from $30.7 million (74.4%). The increase reflected new Bombshells and those in development. It also reflected higher corporate expenses year-over-year as a result of the timing of certain items in 2Q18. The $1.0 million of net gains in 2Q19 compared to net charges of $2.3 million in 2Q18. On a non-GAAP basis, which excludes these gains/charges and other items, operating income was $10.3 million (23.1%) compared to $10.6 million (25.7%).

●	Nightclubs Segment: Revenues of $37.0 million increased $1.6 million or 4.5%, with 39 units compared to 38. Operating income increased $3.2 million or 26.9% to $15.1 million (40.7% of revenues) from $11.9 million (33.5%). 2Q19 included the $1.0 million in gains on the sale of the two previously mentioned properties. On a non-GAAP basis, segment income increased $1.7 million or 13.7% to $14.2 million from $12.5 million as segment margin expanded to 38.2% from 35.1%.

●	Bombshells Segment: Revenues of $7.5 million increased $1.9 million or 34.4%, with 8 units compared to 5. New units more than offset the previously reported decline in comparable same-store sales. Operating income was $738K (9.8% of revenues) compared to $965K (17.2%). This reflected reduced operating leverage due to the same-store sales decline. It also reflected expenses without the benefit of corresponding revenues from Bombshells 249, which opened March 27, 2019, and locations in development. While down from 2Q18, same-store sales and operating income and margin demonstrated continued sequential quarterly improvement in FY19.

●	Interest & Taxes: Interest expense of $2.6 million (5.9% of revenues) increased $0.5 million from $2.1 million (5.1%) due to higher debt related to the Pittsburgh and Chicago club acquisitions and new Bombshells development, and a lower average interest rate. Income tax expense increased $0.4 million while the effective tax rate fell to 22.3% from 24.2% with the full effect in Fiscal 2019 of the federal Tax Cuts and Jobs Act.

●	Asset Management: There were two sales: (i) a small portion of the excess land around newly opened Bombshells 249 in Tomball for $1.4 million cash for a $638K pre-tax gain after closing costs (proceeds were used in part to pay down $980K in debt on the entire Bombshells 249 property); and (ii) an excess parking lot near the former Club Onyx Dallas for $1.4 million, consisting of $250K in cash and $1.15 million in an 8%, 3-year note, for a $383K pre-tax gain after closing costs.

2

Financial Information Is Preliminary and Subject to Change

The unaudited interim financial information presented in this news release is preliminary and has not been reviewed by an independent registered public accounting firm. When RCI files its Quarterly Report on Form 10-Q for the March 31, 2019 period, the financial statements for the three and six months ended March 31, 2019 may differ from the results disclosed in this news release and the differences may be material. The final financial results reported for the three and six months ended March 31, 2019 may also differ from the results reported in this release as a result of review procedures to be performed by an independent registered public accounting firm.

*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: amortization of intangibles, gains or losses on sale of assets, gain on insurance, and settlement of lawsuits. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common shareholders and diluted earnings per share. Excluded items are: amortization of intangibles, costs and charges related to debt refinancing, income tax expense (benefit), gains or losses on sale of assets, gain on insurance, and settlement of lawsuits. Included item is the non-GAAP provision for current and deferred income taxes, calculated at 22.1% and 26.5% effective tax rate of the pre-tax non-GAAP income before taxes for the six months ended March 31, 2019 and 2018, respectively. We believe that excluding and including such items help management and investors better understand our operating activities.
●	Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common shareholders: depreciation expense, amortization of intangibles, income tax expense (benefit), net interest expense, gains or losses on sale of assets, gain on insurance, and settlement of lawsuits. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

3

Notes

●	Unit counts above are at period end.
●	All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.
●	Planned opening dates are subject to change due to weather, which could affect construction schedules, and scheduling of final municipal inspections.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With more than 40 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Chicago, Dallas/Ft. Worth, Houston, Miami, Minneapolis, St. Louis, Charlotte, Pittsburgh, and other markets operate under brand names, such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar. Please visit http://www.rcihospitality.com

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including the risks and uncertainties associated with operating and managing an adult business, the business climates in cities where it operates, the success or lack thereof in launching and building the company’s businesses, risks and uncertainties related to cybersecurity, conditions relevant to real estate transactions, and numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

4

RCI HOSPITALITY HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	For the Three Months Ended March 31,				For the Six Months Ended March 31,
	2019(a)		2018		2019(a)		2018
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$18,486	41.2%	$17,372	42.1%	$36,796	41.4%	$35,177	42.7%
Sales of food and merchandise	6,439	14.4%	5,424	13.2%	12,129	13.7%	10,731	13.0%
Service revenues	16,979	37.9%	16,133	39.1%	34,310	38.6%	32,022	38.8%
Other	2,922	6.5%	2,297	5.6%	5,614	6.3%	4,508	5.5%
Total revenues	44,826	100.0%	41,226	100.0%	88,849	100.0%	82,438	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	3,790	20.5%	3,589	20.7%	7,526	20.5%	7,344	20.9%
Food and merchandise sold	2,308	35.8%	1,964	36.2%	4,292	35.4%	4,058	37.8%
Service and other	94	0.5%	43	0.2%	186	0.5%	79	0.2%
Total cost of goods sold (exclusive of items shown below)	6,192	13.8%	5,596	13.6%	12,004	13.5%	11,481	13.9%
Salaries and wages	11,908	26.6%	10,347	25.1%	24,004	27.0%	21,724	26.4%
Selling, general and administrative	14,341	32.0%	12,848	31.2%	28,368	31.9%	25,660	31.1%
Depreciation and amortization	2,200	4.9%	1,899	4.6%	4,253	4.8%	3,808	4.6%
Other charges (gains), net	(981)	-2.2%	2,305	5.6%	(2,078)	-2.3%	2,394	2.9%
Total operating expenses	33,660	75.1%	32,995	80.0%	66,551	74.9%	65,067	78.9%
Income from operations	11,166	24.9%	8,231	20.0%	22,298	25.1%	17,371	21.1%
Other income (expenses)
Interest expense	(2,645)	-5.9%	(2,106)	-5.1%	(5,166)	-5.8%	(5,185)	-6.3%
Interest income	75	0.2%	68	0.2%	126	0.1%	135	0.2%
Non-operating gain (loss)	77	0.2%	-	0.0%	(370)	-0.4%	-	0.0%
Income before income taxes	8,673	19.3%	6,193	15.0%	16,888	19.0%	12,321	14.9%
Income tax expense (benefit)	1,930	4.3%	1,499	3.6%	3,741	4.2%	(6,728)	-8.2%
Net income	6,743	15.0%	4,694	11.4%	13,147	14.8%	19,049	23.1%
Net income attributable to noncontrolling interests	(8)	0.0%	(9)	0.0%	(68)	-0.1%	(53)	-0.1%
Net income attributable to RCIHH common shareholders	$6,735	15.0%	$4,685	11.4%	$13,079	14.7%	$18,996	23.0%

Earnings per share
Basic and diluted	$0.70		$0.48		$1.35		$1.95

Weighted average shares outstanding
Basic and diluted	9,679		9,719		9,696		9,719

Dividends per share	$0.03		$0.03		$0.06		$0.06

(a)	The unaudited condensed consolidated Statements of Income for the three and six months ended March 31, 2019 are preliminary and therefore subject to adjustments in connection with subsequent events arising through the date of the company’s filing of its Quarterly Report on Form 10-Q. The filing of the Form 10-Q will be completed as soon as practicable after the appointment of an independent registered public accounting firm and the completion of review procedures by such firm. The final financial results reported for these periods may differ from the results reported in this release as a result of review procedures to be performed by an independent registered public accounting firm.

5

RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES

(in thousands, except per share and percentage data)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2019(a)	2018	2019(a)	2018
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common shareholders	$6,735	$4,685	$13,079	$18,996
Income tax expense (benefit)	1,930	1,499	3,741	(6,728)
Interest expense, net	2,570	2,038	5,040	5,050
Settlement of lawsuits	84	773	144	800
Impairment of assets	-	1,550	-	1,550
Loss (gain) on sale of assets	(1,065)	(18)	(2,222)	64
Unrealized loss (gain) on equity securities	(77)	-	370	-
Gain on insurance	-	-	-	(20)
Depreciation and amortization	2,200	1,899	4,253	3,808
Adjusted EBITDA	$12,377	$12,426	$24,405	$23,520

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common shareholders	$6,735	$4,685	$13,079	$18,996
Amortization of intangibles	153	48	309	96
Settlement of lawsuits	84	773	144	800
Impairment of assets	-	1,550	-	1,550
Loss (gain) on sale of assets	(1,065)	(18)	(2,222)	64
Unrealized loss (gain) on equity securities	(77)	-	370	-
Gain on insurance	-	-	-	(20)
Costs and charges related to debt refinancing	-	-	-	827
Income tax effect of adjustments above	223	(763)	333	(10,858)
Non-GAAP net income	$6,053	$6,275	$12,013	$11,455

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	9,679	9,719	9,696	9,719
GAAP diluted earnings per share	$0.70	$0.48	$1.35	$1.95
Amortization of intangibles	0.02	0.00	0.03	0.01
Settlement of lawsuits	0.01	0.08	0.01	0.08
Impairment of assets	-	0.16	-	0.16
Loss (gain) on sale of assets	(0.11)	(0.00)	(0.23)	0.01
Unrealized loss (gain) on equity securities	(0.01)	-	0.04	-
Gain on insurance	-	-	-	(0.00)
Costs and charges related to debt refinancing	-	-	-	0.09
Income tax effect of adjustments above	0.02	(0.08)	0.03	(1.12)
Non-GAAP diluted earnings per share	$0.63	$0.65	$1.24	$1.18

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$11,166	$8,231	$22,298	$17,371
Amortization of intangibles	153	48	309	96
Settlement of lawsuits	84	773	144	800
Impairment of assets	-	1,550	-	1,550
Loss (gain) on sale of assets	(1,065)	(18)	(2,222)	64
Gain on insurance	-	-	-	(20)
Non-GAAP operating income	$10,338	$10,584	$20,529	$19,861

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	24.9%	20.0%	25.1%	21.1%
Amortization of intangibles	0.3%	0.1%	0.3%	0.1%
Settlement of lawsuits	0.2%	1.9%	0.2%	1.0%
Impairment of assets	0.0%	3.8%	0.0%	1.9%
Loss (gain) on sale of assets	-2.4%	0.0%	-2.5%	0.1%
Gain on insurance	0.0%	0.0%	0.0%	0.0%
Non-GAAP operating margin	23.1%	25.7%	23.1%	24.1%

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow
Net cash provided by operating activities	$9,519	$5,932	$20,971	$14,077
Less: Maintenance capital expenditures	741	654	1,117	1,262
Free cash flow	$8,778	$5,278	$19,854	$12,815

(a)	The condensed consolidated schedule of Non-GAAP Financial Measures for the three and six months ended March 31, 2019 are preliminary and therefore subject to adjustments in connection with subsequent events arising through the date of the company’s filing of its Quarterly Report on Form 10-Q. The filing of the Form 10-Q will be completed as soon as practicable after the appointment of an independent registered public accounting firm and the completion of review procedures by such firm. The final financial results reported for these periods may differ from the results reported in this release as a result of review procedures to be performed by an independent registered public accounting firm.

6

RCI HOSPITALITY HOLDINGS, INC.

UNAUDITED SEGMENT INFORMATION

(in thousands)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2019(a)	2018	2019(a)	2018
Revenues
Nightclubs	$37,047	$35,443	$74,775	$70,661
Bombshells	7,527	5,602	13,540	11,430
Other	252	181	534	347
	$44,826	$41,226	$88,849	$82,438

Income (loss) from operations
Nightclubs	$15,078	$11,880	$30,465	$25,251
Bombshells	738	965	857	1,856
Other	(176)	(82)	(295)	(219)
General corporate	(4,474)	(4,532)	(8,729)	(9,517)
	$11,166	$8,231	$22,298	$17,371

(a)	The unaudited schedule of Segment Information for the three and six months ended March 31, 2019 are preliminary and therefore subject to adjustments in connection with subsequent events arising through the date of the company’s filing of its Quarterly Report on Form 10-Q. The filing of the Form 10-Q will be completed as soon as practicable after the appointment of an independent registered public accounting firm and the completion of review procedures by such firm. The final financial results reported for these periods may differ from the results reported in this release as a result of review procedures to be performed by an independent registered public accounting firm.

7

RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	For the Three Months Ended March 31, 2019(a)					For the Three Months Ended March 31, 2018
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$15,078	$738	$(176)	$(4,474)	$11,166	$11,880	$965	$(82)	$(4,532)	$8,231
Amortization of intangibles	-	-	-	153	153	-	-	-	48	48
Settlement of lawsuits	84	-	-	-	84	573	200	-	-	773
Impairment of assets	-	-	-	-	-	-	-	-	1,550	1,550
Loss (gain) on sale of assets	(1,000)	1	5	(71)	(1,065)	-	-	-	(18)	(18)
Gain on insurance	-	-	-	-	-	-	-	-	-	-
Non-GAAP operating income (loss)	$14,162	$739	$(171)	$(4,392)	$10,338	$12,453	$1,165	$(82)	$(2,952)	$10,584

GAAP operating margin	40.7%	9.8%	-69.8%	-10.0%	24.9%	33.5%	17.2%	-45.3%	-11.0%	20.0%
Non-GAAP operating margin	38.2%	9.8%	-67.9%	-9.8%	23.1%	35.1%	20.8%	-45.3%	-7.2%	25.7%

	For the Six Months Ended March 31, 2019(a)					For the Six Months Ended March 31, 2018
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$30,465	$857	$(295)	$(8,729)	$22,298	$25,251	$1,856	$(219)	$(9,517)	$17,371
Amortization of intangibles	-	-	-	309	309	-	-	-	96	96
Settlement of lawsuits	129	3	-	12	144	600	200	-	-	800
Impairment of assets	-	-	-	-	-	-	-	-	1,550	1,550
Loss (gain) on sale of assets	(2,152)	1	-	(71)	(2,222)	-	-	-	64	64
Gain on insurance	-	-	-	-	-	-	-	-	(20)	(20)
Non-GAAP operating income (loss)	$28,442	$861	$(295)	$(8,479)	$20,529	$25,851	$2,056	$(219)	$(7,827)	$19,861

GAAP operating margin	40.7%	6.3%	-55.2%	-9.8%	25.1%	35.7%	16.2%	-63.1%	-11.5%	21.1%
Non-GAAP operating margin	38.0%	6.4%	-55.2%	-9.5%	23.1%	36.6%	18.0%	-63.1%	-9.5%	24.1%

(a)	The condensed schedule of Non-GAAP Financial Segment Information for the three and six months ended March 31, 2019 are preliminary and therefore subject to adjustments in connection with subsequent events arising through the date of the company’s filing of its Quarterly Report on Form 10-Q. The filing of the Form 10-Q will be completed as soon as practicable after the appointment of an independent registered public accounting firm and the completion of review procedures by such firm. The final financial results reported for these periods may differ from the results reported in this release as a result of review procedures to be performed by an independent registered public accounting firm.

8

RCI HOSPITALITY HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2019(a)	March 31, 2018	March 31, 2019(a)	March 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,743	$4,694	$13,147	$19,049
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,200	1,899	4,253	3,808
Deferred tax expense (credit)	673	38	1,131	(9,659)
Loss (gain) on sale of assets	(1,021)	-	(2,197)	140
Unrealized loss on equity securities	(77)	-	370	-
Amortization of debt discount and issuance costs	107	60	202	384
Deferred rent	47	74	189	149
Impairment of assets	-	1,550	-	1,550
Gain on insurance settlements	-	-	-	(20)
Debt prepayment penalty	-	-	-	543
Changes in operating assets and liabilities:
Accounts receivable	4	(1,107)	1,727	(2,033)
Inventories	(19)	(13)	(182)	(283)
Prepaid expenses and other assets	1,611	(340)	3,550	704
Accounts payable and accrued liabilities	(749)	(923)	(1,219)	(255)
Net cash provided by operating activities	9,519	5,932	20,971	14,077
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of assets	1,621	-	2,866	632
Proceeds from insurance	-	-	-	20
Proceeds from notes receivable	36	40	68	68
Issuance of note receivable	(420)	-	(420)	-
Additions to property and equipment	(6,607)	(6,242)	(13,902)	(9,011)
Acquisition of businesses, net of cash acquired	-	-	(13,500)	-
Net cash used in investing activities	(5,370)	(6,202)	(24,888)	(8,291)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	4,644	3,533	10,296	62,453
Payments on long-term debt	(8,008)	(2,262)	(13,287)	(63,518)
Debt prepayment penalty	-	-	-	(543)
Purchase of treasury stock	(1,606)	-	(1,961)	-
Payment of dividends	(291)	(291)	(582)	(583)
Payment of loan origination costs	(20)	(110)	(20)	(909)
Distribution to noncontrolling interests	-	(54)	-	(108)
Net cash provided by (used in) financing activities	(5,281)	816	(5,554)	(3,208)
NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS	(1,132)	546	(9,471)	2,578
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	9,387	11,954	17,726	9,922
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,255	$12,500	$8,255	$12,500

(a)	The unaudited condensed consolidated Statements of Cash Flows for the three and six months ended March 31, 2019 are preliminary and therefore subject to adjustments in connection with subsequent events arising through the date of the company’s filing of its Quarterly Reports on Form 10-Q. The filing of the Form 10-Q will be completed as soon as practicable after the appointment of an independent registered public accounting firm and the completion of review procedures by such firm. The final financial results reported for these periods may differ from the results reported in this release as a result of review procedures to be performed by an independent registered public accounting firm.

9

RCI HOSPITALITY HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2019(a)	September 30, 2018
ASSETS
Current assets
Cash and cash equivalents	$8,255	$17,726
Accounts receivable, net	5,579	7,320
Inventories	2,597	2,353
Prepaid insurance	2,097	4,910
Other current assets	1,521	1,591
Assets held for sale	668	2,902
Total current assets	20,717	36,802
Property and equipment, net	191,966	172,403
Notes receivable	5,001	2,874
Goodwill	55,271	43,591
Intangibles, net	76,441	71,532
Other assets	1,477	2,530
Total assets	$350,873	$329,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,632	$2,825
Accrued liabilities	9,911	11,973
Current portion of long-term debt	10,447	19,047
Total current liabilities	23,990	33,845
Deferred tax liability, net	21,970	19,552
Long-term debt, net of current portion	139,371	121,580
Other long-term liabilities	1,606	1,423
Total liabilities	186,937	176,400

Commitments and contingencies

Stockholders’ equity
Preferred stock	-	-
Common stock	96	97
Additional paid-in capital	62,252	64,212
Retained earnings	101,623	88,906
Accumulated other comprehensive income	-	220
Total RCIHH stockholders’ equity	163,971	153,435
Noncontrolling interests	(35)	(103)
Total stockholders’ equity	163,936	153,332
Total liabilities and stockholders’ equity	$350,873	$329,732

(a)	The unaudited condensed consolidated Balance Sheet at March 31, 2019 is preliminary and therefore subject to adjustments in connection with subsequent events arising through the date of the company’s filing of its Quarterly Reports on Form 10-Q. The filing of the Form 10-Q will be completed as soon as practicable after the appointment of an independent registered public accounting firm and the completion of review procedures by such firm. The final financial results reported for this period may differ from the results reported in this release as a result of review procedures to be performed by an independent registered public accounting firm.

10